                   SUBSIDIARIES OF SANTA FE PACIFIC GOLD CORPORATION

                                               NAME UNDER
                                               WHICH IT
                           JURISDICTION OF     DOES
NAME                       INCORPORATION       BUSINESS      NATURE OF OWNERSHIP
----                       ---------------     ----------    -------------------
Hospah Coal Company          Delaware           Same            Direct

San Juan Basin Coal          Delaware           Same            Direct
Holding Company

Santa Fe Gold Corporation    Delaware           Same            Direct

Santa Fe Mining, Inc.        Delaware           Same            Direct

Santa Fe Pacific             Illinois           Same            Direct
Capital, Inc.

Santa Fe Pacific Gold        Delaware           Same            Direct
Kazakstan Corporation

Santa Fe Pacific Gold        Delaware           Same            Direct
Kyrgyz Corporation

Santa Fe Pacific Gold        Delaware           Same            Direct
South America, Inc.

Uranco Inc.                  Delaware           Same            Direct

Santa Fe Mining Australia    Australia          Same            Direct (except for one
Pty Limited                                                     share held by J. Seeley)

Santa Fe do Brasil           Brazil             Same       99%  Direct
Empreendimentos Ltda.                                       1%  Indirect through Santa
                                                                Fe Pacific Gold South
                                                                America, Inc.

Mineracao Chega Tudo         Brazil             Same       50%  Indirect through
Ltda. (limited liability                                        Santa Fe do Brasil
partnership)                                                    Empreedimentos Ltda.
                                                           50%  By Compania Nacional
                                                                de Mineracao

Santa Fe Canadian            Canada             Same            Direct
Mining, Limited

Minera Santa Fe Pacific      Chile              Same       99%  Direct
Chile Limitada (limited                                     1%  Indirect through Santa
liability partnership)                                          Fe Pacific Gold South
                                                                America, Inc.

Minera Santa Fe De           Mexico City        Same       99%  Direct
Mexico, S.A. de C.V.         Federal District               1%  Indirect through Santa
                                                                Fe Pacific Gold South
                                                                America, Inc.